Execution Version

7,000,000 shares

UNITED DEFENSE INDUSTRIES, INC.

Common Stock

UNDERWRITING AGREEMENT

February 17, 2004

J.P. Morgan Securities Inc.
277 Park Avenue, 22nd Floor
New York, NY 10172

Dear Sirs:

          Certain stockholders of United Defense Industries, Inc., a Delaware corporation (the “Company”), named in Schedule 2 hereto (the “Selling Stockholders”), propose to sell an aggregate of 7,000,000 shares (the “Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by J.P. Morgan Securities Inc. (the “Underwriter”).

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating, among other things, to the Stock and the offer and sale thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and amendments thereto, have (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriter. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Base Prospectus” means each prospectus included in such registration statement, or amendments thereof, at the Effective Time; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time. As provided in Section 6(a), a final prospectus supplement to the Prospectus reflecting the terms of the offering of the

Stock and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the Securities Act. “Prospectus Supplement” means the final prospectus supplement, in the form first filed after the date of this Agreement pursuant to Rule 424 under the Securities Act; “Prospectus” means the Prospectus Supplement, together with the accompanying Base Prospectus and any and all information incorporated by reference therein at such time, in the form first used to confirm sales of Stock. Reference made herein to any Base Prospectus, Prospectus Supplement or to the Prospectus shall be deemed to refer to and include all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Base Prospectus, Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any order preventing or suspending the use of the Registration Statement.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when it becomes effective or is filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus, in the light of the circumstances under which made) to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(e) The Company and each of its subsidiaries (as defined in Section 16) have been duly incorporated or organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) and have all power and authority necessary to own or hold their respective properties and to conduct the businesses described in the Registration Statement; and none of the subsidiaries of the Company (other than United Defense, L.P.) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(f) As of the Delivery Date (as defined in Section 5 hereof), the Company will have an authorized capitalization as set forth in the Prospectus under the caption, “Description of Capital Stock.” All of the issued shares of capital stock of the Company have been duly and validly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and validly issued and are fully paid and non-assessable and (except for directors’ qualifying shares and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests of our domestic subsidiaries and two-thirds of certain of our foreign subsidiaries and joint ventures as set forth in the Credit Agreement, dated as of August 13, 2001, among Iron Horse Investors, L.L.C., United Defense Industries, Inc., various lending institutions party thereto, Deutsche Banc Alex Brown Inc., and Lehman Brothers Inc., as

co-lead arrangers, Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Documentation Agents, Bankers Trust Company as Administrative Agent and Lehman Commercial Paper Inc. as Syndication Agent.

(g) The shares of the Stock to be sold by the Selling Stockholders to the Underwriter hereunder have been duly and validly authorized and, are validly issued, fully paid and non-assessable; and the Stock conforms to the description thereof contained in the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations that would not have a Material Adverse Effect, nor will such actions result in any violation of (i) the provisions of the charter or by-laws of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to this clause (ii) only, for such violations that would not have a Material Adverse Effect; and except for filings under the Securities Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, by the Company and the consummation of the transactions contemplated hereby other than such consents, approvals, authorizations orders, filings or registrations the failure to make or obtain would not have a Material Adverse Effect.

(j) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus Supplement, including any sales pursuant to Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any other change or development which has had or could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or incorporated by reference in the Prospectus.

(m) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(n) To the Company’s knowledge, Ernst & Young LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the letter referred to in Section 9(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(o) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

(p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(q) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others in each such case except as have not had and would not reasonably be expected to have a Material Adverse Effect.

(r) Except as otherwise set forth, or incorporated by reference in, the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have or could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which are required to be described in the documents incorporated by reference in the Prospectus or filed as exhibits thereto by the Exchange Act or the Rules and Regulations, which have not been described in the Prospectus or filed or incorporated by reference as exhibits to the Registration Statement as permitted by the Rules and Regulations or filed or incorporated by reference as exhibits to the documents incorporated by reference in the Prospectus as permitted by the Rules and Regulations.

(t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which has had or could reasonably be expected to have a Material Adverse Effect.

(v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and the Company does not have knowledge of any tax deficiency which has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could be reasonably expected to have a Material Adverse Effect.

(x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than shares issued pursuant to employee benefit plans, qualified stock options or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(z) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject that would, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business that would, individually or in the aggregate, have a Material Adverse Effect.

(aa) Neither the Company nor any of its subsidiaries, nor any director, officer, employee or, to the Company’s knowledge, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(cc) Neither the Company nor any subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd) (i) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-14 under the Exchange Act); and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ff) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses

(gg) The conditions for use of Form S-3, as set forth in the General instructions thereto, have been satisfied.

          2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents, warrants and agrees that:

(a) The Selling Stockholder (other than Thomas Rabaut) has, and immediately prior to the Delivery Date will have (except with respect to Thomas Rabaut, as of the Delivery Date will have), good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriter.

(b) The Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

(c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Peter Clare and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(d) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the constituent documents of the Selling Stockholder if other than a natural person or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as will have been obtained prior to the date hereof as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when it becomes effective or is filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus, in the light of the circumstances under which made) to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and provided further that this paragraph (e) should apply to each of the Selling Stockholders only to the extent that the statements or omissions from the Registration Statement or the Prospectus were based on written information provided by such Selling Stockholders specifically for inclusion therein.

(f) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(g) The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth or incorporated by reference in the Registration Statement and the Prospectus.

(h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          3. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder hereby agrees to sell the number of shares of the Stock set opposite its (or his or her, as the case may be) name in Schedule 2 hereto, severally and not jointly, to the Underwriter and the Underwriter agrees to purchase the number of shares of the Stock set opposite the Underwriter’s name in Schedule 1 hereto. The Underwriter shall be obligated to purchase from each Selling Stockholder all shares of Stock set forth opposite such Selling Stockholders’ name on Schedule 2. The price of the Stock shall be $30.06 per share.

          The Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          4. Offering of Stock by the Underwriter. The Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

          5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Selling Stockholders shall deliver, or cause to be delivered, certificates representing the Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Stock, the Selling Stockholders shall make the certificates representing the Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

          6. Further Agreements of the Company. The Company agrees:

(a) To prepare a Prospectus Supplement in a form approved by the Underwriter and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus Supplement except as permitted herein or otherwise required by law; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), and (ii) the Base Prospectus, the Prospectus Supplement and any amended or supplemented Prospectus Supplement; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of a supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the reasonable judgment of the Underwriter, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Rules and Regulations or any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent may not be unreasonably withheld;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) it being understood that such delivery requirements shall be deemed met by the Company’s reporting requirements pursuant to the Exchange Act and the Rules and Regulations, to the extent set forth in Rule 158 of the Rules and Regulations under the Securities Act;

(g) For a period of five years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; and

(h) Take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

          7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

(a) For a period of 60 days from the date of the Prospectus Supplement, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities Inc.

(b) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person or Form W-9 (if the Selling Stockholder is a United States person.)

          8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Base Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the costs of delivering and distributing the Custody Agreements and the Powers of Attorney; (f) the costs of delivering and distributing copies of any documents incorporated by reference in the Prospectus, and (g) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 12 the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter, and the Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian (and any other attorney-in-fact), and any transfer taxes payable in connection with their respective sales of Stock to the Underwriter.

          9. Conditions of Underwriter’s Obligations. The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Underwriter, and the Company and the Selling Stockholders shall have furnished to the Underwriter all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Latham & Watkins shall have furnished to the Underwriter its written opinion, or letter or letters, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, substantially in the form of Exhibit B hereto.

(d) The counsel for each of the Selling Stockholders shall have furnished to the Underwriter their written opinion, as counsel to each of the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriter and dated the Delivery Date, substantially in the form of Exhibit A hereto.

(e) The Underwriter shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriter, such opinion or opinions, or letter or letters, dated such Delivery Date, with respect to sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to deliver such opinion(s) and letter(s).

(f) On the Delivery Date, the Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the

Underwriter, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Underwriter in connection with registered public offerings.

(g) [Intentionally omitted.]

(h) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, executed on behalf of the Company by its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(j) have been fulfilled; and

(ii) They have, on behalf of the Company, carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement did not, and as of its date and as of the Delivery Date the Prospectus did not and does not, include any untrue statement of a material fact and did not or does not omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus in the light of the circumstances under which made) to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus.

(i) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Delivery Date.

(j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or incorporated by reference in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter.

          10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f).

(b) The Selling Stockholders, severally and not jointly, in proportion to the number of shares of stock to be sold by them hereunder, shall indemnify and hold harmless the Underwriter, its officers, employees, agents and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers, employees and agents and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company specifically for inclusion therein; provided, further, the aggregate amount of any Selling Stockholder’s indemnity and contribution obligations under this paragraph 10(b) shall not exceed the cash proceeds received by such Selling Stockholder from its sale of stock. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein; and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 10(a), 10(b) or 10(c) hereof, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 10(a), 10(b) or 10(c), except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 10(a), 10(b) or 10(c). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and their respective officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or any Selling Stockholders under this Section 10 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Selling Stockholders on the one

hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, and the Selling Stockholders on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriter severally confirm and the Company acknowledges that the sixth paragraph appearing under the caption

“Underwriting” in the Prospectus Supplement are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

          11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(j) or 9(k), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

          12. Reimbursement of Underwriter’ Expenses. If (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriter’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

          13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) (i) if to the Underwriter, shall be delivered or sent by mail, or facsimile transmission to J.P. Morgan Securities Inc., 277 Park Avenue, 22nd Floor, New York, New York 10172, Attention: Syndicate Department (Fax: (212) 622-8358), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, J.P. Morgan Securities Inc., 277 Park Avenue, 22nd Floor, New York, NY 10172);

(b) if to the Company shall be delivered or sent by mail, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: David V. Kolovat (Fax: (703) 312-6196);

(c) if to any Selling Stockholders, shall be delivered or sent by mail, or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

provided, however, that any notice to the Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, or facsimile transmission to the Underwriter at its address set forth in Section 13(a) above. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company, and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

          14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

UNITED DEFENSE INDUSTRIES, INC.

By

Name:
Title:

The Selling Stockholders named in Schedule 2 to this Agreement

By

Attorney-in-Fact

UDI SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted:

By: J.P. MORGAN SECURITIES INC.

By:

Authorized Representative

SCHEDULE 1

Number of
Underwriter	Shares

J.P. Morgan Securities Inc.	7,000,000
Total	7,000,000

SCHEDULE 2

Name and Address of Selling Stockholder	Number of Shares

Iron Horse Investors, L.L.C. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004	6,786,621
Thomas Rabaut United Defense L.P. 1525 Wilson Blvd. Suite 700 Arlington, VA 22209	80,000
Cammack Holdings	41,271
(David M. Rubenstein) c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004
Orange Crimson Holdings Corporation	41,271
(Daniel A. D’Aniello) c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004
Peter J. Clare c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004	18,230
Allan M. Holt c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington, DC 20004	18,230
Adam J. Palmer 1533 P Street #5 NW Washington, DC 20005	4,826

Name and Address of Selling Stockholder	Number of Shares

Jerome H. Powell 5921 Cedar Parkway Chevy Chase, MD 20815	3,095
Morris Menken 46665 Quail Run Indian Wells, CA 92210	2,328
Gene Dotson 972 Via Rincon Palos Verdes Estates, CA 90274	1,032
John F. Harris 1615 Maddux Lane McLean, VA 22101	1,032
Miriam Renee Jurgens Dupree 2350 King Place, NW Washington, DC 20007	1,032
Sharon & Brian Hall 10 Preserve Drive Nashua, NH 03063-1968	1,032

Exhibit A

[Form of Latham Opinion]

Exhibit B

[Form of Selling Stockholder Counsel Opinion]